EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-233448, 333-227814, and 333-251022 on Form S-3 and Registration Statement Nos. 333-211200, 333-218511, 333-229900, and 333-236714 on Form S-8 of our reports dated February 25, 2021, relating to the financial statements of Intellia Therapeutics, Inc., and the effectiveness of Intellia Therapeutics, Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
February 25, 2021